Exhibit 99.1

Concho Resources Inc. Reports Third-Quarter 2019 Results
Midland, Texas, October 29, 2019 - Concho Resources Inc. (NYSE: CXO) (the “Company” or “Concho”) today reported financial and operating results for third-quarter 2019.
Third-Quarter 2019 Highlights

•	Delivered total production of 330 MBoepd, exceeding the high end of the Company's guidance range.

•	Achieved oil production volumes of 206 MBopd.

•	Reduced controllable cash costs per unit 3% year over year.

•	Surpassed year-end 2019 well cost reduction target with 20% lower well costs versus first-half 2019, led by a significant reduction in Delaware Basin well costs.

•	Announced strategic New Mexico Shelf divestiture for total cash consideration of $925 million, subject to customary closing and post-closing adjustments.

•	Authorized initiation of a $1.5 billion share repurchase program.

•
Generated cash flow from operating activities of $665 million; operating cash flow before working capital changes (non-GAAP) was $706 million, exceeding exploration and development costs incurred of $670 million.

•	Reported net income of $558 million, or $2.78 per share. Adjusted net income (non-GAAP) totaled $122 million, or $0.61 per share.

•	Generated $757 million of adjusted EBITDAX (non-GAAP).
See “Supplemental Non-GAAP Financial Measures” below for descriptions of the above non-GAAP measures as well as a reconciliation of these measures to the associated GAAP (as defined herein) measures.
Tim Leach, Chairman and Chief Executive Officer, commented, “The fundamentals of our business are solid, as demonstrated by our strong operational and financial performance in the third quarter. We achieved our production targets and materially reduced well costs, enabling us to surpass our well cost targets for the year and generate operating cash flow that exceeded capital spending. We also made significant progress on other important initiatives, including the sale of our New Mexico Shelf assets. The transaction was an important step in high-grading our portfolio, and we will use the proceeds to achieve our debt reduction target and accelerate the return of capital to shareholders. Through our focus on enhancing capital efficiency, improving costs and actively managing our portfolio, Concho is positioned to deliver sustainable, competitive growth and superior returns for investors.”
Third-Quarter 2019 Summary
Third-quarter 2019 oil production volumes increased 12% year over year to 206 thousand barrels per day (MBopd). Natural gas production for third-quarter 2019 totaled 744 million cubic feet per day (MMcfpd). The Company’s total production for third-quarter 2019 grew 15% year over year to 330 thousand barrels of oil equivalent per day (MBoepd).

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Net income for third-quarter 2019 was $558 million, or $2.78 per share. Special items impacting earnings for the quarter included a $101 million impairment, primarily related to the Company’s New Mexico Shelf assets held for sale, and a $299 million gain on the disposition of assets as a result of the previously-announced contribution of assets to a water infrastructure joint venture. Excluding these and other special items, third-quarter 2019 adjusted net income (non-GAAP) was $122 million, or $0.61 per share. Concho’s average realized price for oil and natural gas for third-quarter 2019, excluding the effect of commodity derivatives, was $54.01 per Bbl and $1.34 per Mcf, respectively. Controllable cash costs, which include lease operating and workover expenses, cash general and administrative expenses and cash interest expense, totaled $9.57 per Boe, representing a 3% decrease year over year. The Company is targeting controllable cash costs of $9.00 per Boe by year-end 2020.
For third-quarter 2019, cash flow from operating activities was $665 million, including $41 million in working capital changes. Operating cash flow before working capital changes (non-GAAP) was $706 million, exceeding third quarter costs incurred for exploration and development activities of $670 million. During third-quarter 2019, the Company materially improved well costs and surpassed its year-end 2019 well cost reduction target of 10%. Drilling, completion & equipment (DC&E) costs totaled $955 per foot, representing a 20% reduction from first-half 2019. DC&E costs were $1,118 per foot in the Delaware Basin and $791 per foot in the Midland Basin.
Additional information on the Company’s operational results is included in the Company’s 3Q 2019 Quarterly Update at www.concho.com.
Strategic Asset Sale Accelerates Value
In September, the Company announced the sale of its New Mexico Shelf assets to an affiliate of Spur Energy Partners LLC for $925 million. The transaction is expected to close in early November and is subject to customary terms, conditions and closing and post-closing adjustments. The Company intends to use the proceeds from the transaction to pay down borrowings on its revolving credit facility and initiate a $1.5 billion share repurchase program. As of September 30, 2019, Concho had long-term debt of approximately $4.3 billion, including $395 million of outstanding borrowings under its credit facility.
Outlook
Fourth-quarter 2019 production is expected to be 318 MBoepd to 325 MBoepd (64% oil), which reflects the impact of the Company’s planned New Mexico Shelf sale. Excluding the impact of the planned asset sale, fourth-quarter 2019 production is expected to be 334 MBoepd to 341 MBoepd (64% oil). Fourth-quarter 2019 gathering, processing and transportation expense and depletion, depreciation and amortization expense are forecasted to be $1.35 per Boe to $1.45 per Boe and $16.50 per Boe to $16.85 per Boe, respectively.
Commodity Derivatives Update
The Company’s commodity derivatives strategy is intended to manage its exposure to commodity price fluctuations. Please see the table under “Derivatives Information” below for detailed information about Concho’s current derivatives positions.

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Third-Quarter 2019 Conference Call
Concho will host a conference call tomorrow, October 30, 2019, at 8:00 AM CT (9:00 AM ET) to discuss third-quarter 2019 results. The telephone number and passcode to access the conference call are provided below:
Dial-in: (844) 263-8298
Intl. dial-in: (478) 219-0007
Participant Passcode: 5785506
To access the live webcast and view the related earnings presentation, visit Concho’s website at www.concho.com. The replay will also be available on the Company’s website under the “Investors” section.
About Concho Resources
Concho Resources (NYSE: CXO) is one of the largest unconventional shale producers in the Permian Basin, with operations focused on safely and efficiently developing and producing oil and natural gas resources. We are working today to deliver a better tomorrow for our shareholders, people and communities. For more information about Concho, visit www.concho.com.
Forward-Looking Statements and Cautionary Statements
The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “could,” “may,” “enable,” “strategy,” “intend," “positioned,” “foresee,” “plan,” “will,” “guidance,” “outlook,” “goal” or other similar expressions that convey the uncertainty of future events or outcomes are intended to identify forward-looking statements, which generally are not historical in nature. However, the absence of these words does not mean that the statements are not forward-looking. These statements are based on certain assumptions and analyses made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, current plans, anticipated future developments, expected financings and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include the risk factors and other information discussed or referenced in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking

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statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Information on Concho’s website is not part of this press release.
Use of Non-GAAP Financial Measures
To supplement the presentation of the Company’s financial results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains certain financial measures that are not prepared in accordance with GAAP, including adjusted net income, adjusted earnings per share, adjusted EBITDAX and operating cash flow before working capital changes.
See “Supplemental Non-GAAP Financial Measures” below for a description and reconciliation of each non-GAAP measure presented in this press release to the most directly comparable financial measure calculated in accordance with GAAP.
INVESTOR RELATIONS
Megan P. Hays
Vice President of Investor Relations & Public Affairs
432.685.2533

MEDIA
Mary T. Starnes
Manager of Public Affairs & Corporate Responsibility Strategy
432.221.0477

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Concho Resources Inc.
Consolidated Balance Sheets
Unaudited

(in millions, except share and per share amounts)	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$—	$—
Accounts receivable, net of allowance for doubtful accounts:
Oil and natural gas	535	466
Joint operations and other	263	365
Inventory	30	35
Assets held for sale	930	—
Derivative instruments	201	484
Prepaid costs and other	58	59
Total current assets	2,017	1,409
Property and equipment:
Oil and natural gas properties, successful efforts method	28,497	31,706
Accumulated depletion and depreciation	(7,477)	(9,701)
Total oil and natural gas properties, net	21,020	22,005
Other property and equipment, net	408	308
Total property and equipment, net	21,428	22,313
Deferred loan costs, net	8	10
Goodwill	2,141	2,224
Intangible assets, net	17	19
Noncurrent derivative instruments	121	211
Other assets	400	108
Total assets	$26,132	$26,294
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable - trade	$66	$50
Book overdrafts	55	159
Revenue payable	220	253
Accrued drilling costs	471	574
Liabilities held for sale	69	—
Derivative instruments	15	—
Other current liabilities	444	320
Total current liabilities	1,340	1,356
Long-term debt	4,349	4,194
Deferred income taxes	1,783	1,808
Noncurrent derivative instruments	—	—
Asset retirement obligations and other long-term liabilities	149	168
Stockholders’ equity:
Common stock, $0.001 par value; 300,000,000 authorized; 202,216,989 and 201,288,884 shares issued at September 30, 2019 and December 31, 2018, respectively	—	—
Additional paid-in capital	14,840	14,773
Retained earnings	3,817	4,126
Treasury stock, at cost; 1,172,545 and 1,031,655 shares at September 30, 2019 and December 31, 2018, respectively	(146)	(131)
Total stockholders’ equity	18,511	18,768
Total liabilities and stockholders’ equity	$26,132	$26,294

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Concho Resources Inc.
Consolidated Statements of Operations
Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts)	2019	2018	2019	2018
Operating revenues:
Oil sales	$1,023	$957	$3,007	$2,545
Natural gas sales	92	235	339	539
Total operating revenues	1,115	1,192	3,346	3,084
Operating costs and expenses:
Oil and natural gas production	190	156	552	416
Production and ad valorem taxes	85	89	255	229
Gathering, processing and transportation	25	16	73	36
Exploration and abandonments	26	10	90	36
Depreciation, depletion and amortization	488	406	1,431	1,033
Accretion of discount on asset retirement obligations	3	3	8	7
Impairments of long-lived assets	101	—	969	—
General and administrative (including non-cash stock-based compensation of $20 and $23 for the three months ended September 30, 2019 and 2018, respectively, and $67 and $58 for the nine months ended September 30, 2019 and 2018, respectively)	75	84	254	221
(Gain) loss on derivatives	(397)	625	445	793
(Gain) loss on disposition of assets, net	(303)	5	(303)	(719)
Transaction costs	—	23	1	39
Total operating costs and expenses	293	1,417	3,775	2,091
Income (loss) from operations	822	(225)	(429)	993
Other income (expense):
Interest expense	(46)	(46)	(141)	(103)
Other, net	4	3	311	108
Total other income (expense)	(42)	(43)	170	5
Income (loss) before income taxes	780	(268)	(259)	998
Income tax (expense) benefit	(222)	69	25	(225)
Net income (loss)	$558	$(199)	$(234)	$773
Earnings per share:
Basic net income (loss)	$2.78	$(1.05)	$(1.18)	$4.74
Diluted net income (loss)	$2.78	$(1.05)	$(1.18)	$4.74

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Concho Resources Inc.
Earnings per Share
Unaudited

The Company uses the two-class method of calculating earnings per share because certain of the Company’s unvested share-based awards qualify as participating securities.
The Company’s basic earnings (loss) per share attributable to common stockholders is computed as (i) net income (loss) as reported, (ii) less participating basic earnings (iii) divided by weighted average basic common shares outstanding. The Company’s diluted earnings (loss) per share attributable to common stockholders is computed as (i) basic earnings (loss) attributable to common stockholders, (ii) plus reallocation of participating earnings (iii) divided by weighted average diluted common shares outstanding.
The following table reconciles the Company’s earnings (loss) from operations and earnings (loss) attributable to common stockholders to the basic and diluted earnings (loss) used to determine the Company’s earnings per share amounts for the periods indicated under the two-class method:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2019	2018	2019	2018
Net income (loss) as reported	$558	$(199)	$(234)	$773
Participating basic earnings (a)	(4)	—	(1)	(6)
Basic earnings (loss) attributable to common stockholders	554	(199)	(235)	767
Reallocation of participating earnings	—	—	—	—
Diluted earnings (loss) attributable to common stockholders	$554	$(199)	$(235)	$767

(a) Unvested restricted stock awards represent participating securities because they participate in nonforfeitable dividends or distributions with the common equity holders of the Company. Participating earnings represent the distributed and undistributed earnings of the Company attributable to the participating securities. Unvested restricted stock awards do not participate in undistributed net losses as they are not contractually obligated to do so.

The following table is a reconciliation of the basic weighted average common shares outstanding to diluted weighted average common shares outstanding for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2019	2018	2019	2018
Weighted average common shares outstanding:
Basic	199,448	188,953	199,272	161,605
Dilutive performance units	6	—	—	342
Diluted	199,454	188,953	199,272	161,947

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Concho Resources Inc.
Consolidated Statements of Cash Flows
Unaudited

	Nine Months Ended September 30,
(in millions)	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(234)	$773
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	1,431	1,033
Accretion of discount on asset retirement obligations	8	7
Impairments of long-lived assets	969	—
Exploration and abandonments	68	20
Non-cash stock-based compensation expense	67	58
Deferred income taxes	(25)	225
Net gain on disposition of assets and other non-operating items	(591)	(719)
Loss on derivatives	445	793
Net settlements paid on derivatives	(57)	(238)
Other	(6)	(94)
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Accounts receivable	(19)	(57)
Prepaid costs and other	(1)	(15)
Inventory	2	(12)
Accounts payable	16	(27)
Revenue payable	(20)	62
Other current liabilities	14	52
Net cash provided by operating activities	2,067	1,861
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to oil and natural gas properties	(2,385)	(1,669)
Acquisitions of oil and natural gas properties	(34)	(105)
Additions to property, equipment and other assets	(82)	(53)
Proceeds from the disposition of assets	393	260
Deposit for pending divestiture of oil and natural gas properties	93	—
Direct transaction costs for asset acquisitions and dispositions	(5)	(3)
Distribution from equity method investment	—	148
Net cash used in investing activities	(2,020)	(1,422)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under credit facility	2,680	2,408
Payments on credit facility	(2,527)	(2,537)
Issuance of senior notes, net	—	1,595
Repayments of RSP debt	—	(1,690)
Debt extinguishment costs	—	(83)
Payments for loan costs	—	(16)
Payment of common stock dividends	(75)	—
Purchases of treasury stock	(15)	(63)
Decrease in book overdrafts	(104)	(29)
Other	(6)	—
Net cash used in financing activities	(47)	(415)
Net increase in cash and cash equivalents	—	24
Cash and cash equivalents at beginning of period	—	—
Cash and cash equivalents at end of period	$—	$24
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of common stock for business combinations	$—	$7,549

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Concho Resources Inc.
Summary Production and Price Data
Unaudited

The following table sets forth summary information concerning production and operating data for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Production and operating data:
Net production volumes:
Oil (MBbl)	18,940	16,979	56,602	42,947
Natural gas (MMcf)	68,411	56,348	199,284	148,633
Total (MBoe)	30,342	26,370	89,816	67,719

Average daily production volumes:
Oil (Bbl)	205,870	184,554	207,333	157,315
Natural gas (Mcf)	743,598	612,478	729,978	544,443
Total (Boe)	329,803	286,634	328,996	248,056

Average prices per unit: (a)
Oil, without derivatives (Bbl)	$54.01	$56.38	$53.13	$59.25
Oil, with derivatives (Bbl) (b)	$52.84	$53.67	$51.85	$53.55
Natural gas, without derivatives (Mcf)	$1.34	$4.18	$1.70	$3.63
Natural gas, with derivatives (Mcf) (b)	$1.54	$4.21	$1.77	$3.67
Total, without derivatives (Boe)	$36.74	$45.23	$37.25	$45.54
Total, with derivatives (Boe) (b)	$36.46	$43.56	$36.60	$42.02

Operating costs and expenses per Boe: (a)
Oil and natural gas production	$6.26	$5.93	$6.14	$6.15
Production and ad valorem taxes	$2.79	$3.37	$2.84	$3.38
Gathering, processing and transportation	$0.82	$0.60	$0.81	$0.53
Depreciation, depletion and amortization	$16.07	$15.43	$15.93	$15.27
General and administrative	$2.50	$3.13	$2.82	$3.26

(a)	Per unit and per Boe amounts calculated using dollars and volumes rounded to thousands.

(b)	Includes the effect of net cash receipts from (payments on) derivatives:

		Three Months Ended September 30,		Nine Months Ended September 30,
	(in millions)	2019	2018	2019	2018
	Net cash receipts from (payments on) derivatives:
	Oil derivatives	$(21)	$(46)	$(72)	$(245)
	Natural gas derivatives	14	2	15	7
	Total	$(7)	$(44)	$(57)	$(238)

The presentation of average prices with derivatives is a result of including the net cash receipts from (payments on) commodity derivatives that are presented in the Company's consolidated statements of cash flows. This presentation of average prices with derivatives is a means by which to reflect the actual cash performance of the Company's commodity derivatives for the respective periods and presents oil and natural gas prices with derivatives in a manner consistent with the presentation generally used by the investment community.

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Concho Resources Inc.
Operational Activity
Unaudited

The tables below provide a summary of operational activity for third-quarter 2019:
Total Activity (Gross):

	Number of Wells Drilled	Number of Wells Completed	Number of Wells Put on Production
Delaware Basin	69	71	57
Midland Basin	40	28	54
Total	109	99	111
Total Activity (Gross Operated):

	Number of Wells Drilled	Number of Wells Completed	Number of Wells Put on Production
Delaware Basin	30	49	27
Midland Basin	33	28	47
Total	63	77	74
Total Activity (Net Operated):

	Number of Wells Drilled	Number of Wells Completed	Number of Wells Put on Production
Delaware Basin	20	40	19
Midland Basin	24	26	39
Total	44	66	58

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Concho Resources Inc.
Costs Incurred
Unaudited

The table below provides the costs incurred for oil and natural gas producing activities for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2019	2018	2019	2018
Property acquisition costs:
Proved	$—	$4,126	$—	$4,126
Unproved	20	3,578	33	3,596
Exploration (a)	412	481	1,309	1,059
Development (a)	258	280	1,072	653
Total costs incurred	$690	$8,465	$2,414	$9,434

(a) Asset retirement obligations included in the Company's costs incurred for oil and natural gas producing activities were $13 million and $1 million for the three months ended September 30, 2019 and 2018, respectively, and $16 million and $2 million for the nine months ended September 30, 2019 and 2018, respectively. Asset retirement obligations for the three and nine months ended September 30, 2019 were primarily the result of revised estimated future abandonment costs.

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Concho Resources Inc.
Derivatives Information
Unaudited

The table below provides data associated with the Company’s derivatives at October 29, 2019, for the periods indicated:

	2019	2020
	Fourth Quarter	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total	2021
Oil Price Swaps – WTI: (a)
Volume (MBbl)	13,469	12,517	11,075	10,067	9,586	43,245	17,517
Price per Bbl	$56.46	$57.01	$56.88	$56.93	$57.01	$56.96	$54.30
Oil Price Swaps – Brent: (b)
Volume (MBbl)	2,178	1,456	1,456	1,472	1,472	5,856	—
Price per Bbl	$62.08	$60.12	$60.12	$60.12	$60.12	$60.12	$—
Oil Costless Collars: (a)
Volume (MBbl)	1,058	—	—	—	—	—	—
Ceiling price per Bbl	$62.95	$—	$—	$—	$—	$—	$—
Floor price per Bbl	$55.43	$—	$—	$—	$—	$—	$—
Oil Basis Swaps: (c)
Volume (MBbl)	16,053	14,651	10,647	10,580	10,120	45,998	16,790
Price per Bbl	$(2.19)	$(0.46)	$(0.65)	$(0.66)	$(0.71)	$(0.60)	$0.60
Natural Gas Price Swaps - Henry Hub: (d)
Volume (BBtu)	37,750	35,024	32,313	30,038	28,498	125,873	36,500
Price per MMBtu	$2.51	$2.46	$2.46	$2.47	$2.47	$2.47	$2.52
Natural Gas Basis Swaps - HH/EPP: (e)
Volume (BBtu)	28,820	25,770	23,960	22,080	21,770	93,580	36,500
Price per MMBtu	$(0.76)	$(1.06)	$(1.07)	$(1.07)	$(1.07)	$(1.07)	$(0.66)
Natural Gas Basis Swaps - HH/WAHA: (f)
Volume (BBtu)	9,200	7,280	7,280	7,360	7,360	29,280	10,950
Price per MMBtu	$(0.77)	$(1.10)	$(1.10)	$(1.10)	$(1.10)	$(1.10)	$(0.66)

(a) These oil derivative contracts are settled based on the New York Mercantile Exchange (“NYMEX”) – West Texas Intermediate (“WTI”) calendar-month average futures price.
(b) These oil derivative contracts are settled based on the Brent calendar-month average futures price.
(c) The basis differential price is between Midland – WTI and Cushing – WTI. The majority of these contracts are settled on a calendar-month basis, while certain contracts assumed in connection with the RSP acquisition are settled on a trading-month basis.

(d) The natural gas derivative contracts are settled based on the NYMEX – Henry Hub last trading day futures price.
(e) The basis differential price is between NYMEX – Henry Hub and El Paso Permian.
(f) The basis differential price is between NYMEX – Henry Hub and WAHA.

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Concho Resources Inc.
Supplemental Non-GAAP Financial Measures
Unaudited

The Company reports its financial results in accordance with the United States generally accepted accounting principles (GAAP). However, the Company believes certain non-GAAP performance measures may provide financial statement users with additional meaningful comparisons between current results, the results of its peers and the results of prior periods. In addition, the Company believes these measures are used by analysts and others in the valuation, rating and investment recommendations of companies within the oil and natural gas exploration and production industry. See the reconciliations throughout this release of GAAP financial measures to non-GAAP financial measures for the periods indicated.
Reconciliation of Net Income (Loss) to Adjusted Net Income and Adjusted Earnings per Share
The Company’s presentation of adjusted net income and adjusted earnings per share that exclude the effect of certain items are non-GAAP financial measures. Adjusted net income and adjusted earnings per share represent earnings (loss) and diluted earnings (loss) per share determined under GAAP without regard to certain non-cash and special items. The Company believes these measures provide useful information to analysts and investors for analysis of its operating results on a recurring, comparable basis from period to period. Adjusted net income and adjusted earnings per share should not be considered in isolation or as a substitute for earnings (loss) or diluted earnings (loss) per share as determined in accordance with GAAP and may not be comparable to other similarly titled measures of other companies.
The following table provides a reconciliation from the GAAP measure of net income (loss) to adjusted net income, both in total and on a per diluted share basis, for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts)	2019	2018	2019	2018
Net income (loss) - as reported	$558	$(199)	$(234)	$773
Adjustments for certain non-cash and special items:
(Gain) loss on derivatives	(397)	625	445	793
Net cash payments on derivatives	(7)	(44)	(57)	(238)
Impairments of long-lived assets	101	—	969	—
Leasehold abandonments	17	6	59	20
(Gain) loss on disposition of assets and other	(303)	5	(589)	(711)
Gain on equity method investments	—	—	(17)	(103)
RSP transaction costs	—	23	—	33
Tax impact (a)	152	(140)	(165)	47
Changes in deferred taxes and other estimates	1	(7)	(6)	(10)
Adjusted net income	$122	$269	$405	$604
Earnings (loss) per diluted share - as reported	$2.78	$(1.05)	$(1.18)	$4.74
Adjustments for certain non-cash and special items per diluted share:
(Gain) loss on derivatives	(1.98)	3.29	2.24	4.85
Net cash payments on derivatives	(0.03)	(0.23)	(0.29)	(1.45)
Impairments of long-lived assets	0.50	—	4.85	—
Leasehold abandonments	0.08	0.03	0.30	0.12
(Gain) loss on disposition of assets and other	(1.51)	0.03	(2.95)	(4.35)
Gain on equity method investments	—	—	(0.09)	(0.63)
RSP transaction costs	—	0.12	—	0.20
Tax impact	0.77	(0.73)	(0.83)	0.28
Changes in deferred taxes and other estimates	—	(0.04)	(0.03)	(0.06)
Adjusted earnings per diluted share	$0.61	$1.42	$2.02	$3.70
Adjusted earnings per share:
Basic earnings	$0.61	$1.42	$2.02	$3.71
Diluted earnings	$0.61	$1.42	$2.02	$3.70

(a) Estimated using statutory tax rate in effect for the period.

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Reconciliation of Net Income (Loss) to Adjusted EBITDAX
Adjusted EBITDAX (as defined below) is presented herein and reconciled from the GAAP measure of net income (loss) because of its wide acceptance by the investment community as a financial indicator.
The Company defines adjusted EBITDAX as net income (loss), plus (1) exploration and abandonments, (2) depreciation, depletion and amortization, (3) accretion of discount on asset retirement obligations, (4) impairments of long-lived assets, (5) non-cash stock-based compensation, (6) (gain) loss on derivatives, (7) net cash payments on derivatives, (8) (gain) loss on disposition of assets and other, (9) interest expense, (10) gain on equity method investments, (11) RSP transaction costs and (12) income tax expense (benefit). Adjusted EBITDAX is not a measure of net income (loss) or cash flows as determined by GAAP.
The Company’s adjusted EBITDAX measure provides additional information that may be used to better understand the Company’s operations. Adjusted EBITDAX is one of several metrics that the Company uses as a supplemental financial measurement in the evaluation of its business and should not be considered as an alternative to, or more meaningful than, net income (loss) as an indicator of operating performance. Certain items excluded from adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted EBITDAX, as used by the Company, may not be comparable to similarly titled measures reported by other companies. The Company believes that adjusted EBITDAX is a widely followed measure of operating performance and is one of many metrics used by the Company’s management team and by other users of the Company’s consolidated financial statements. For example, adjusted EBITDAX can be used to assess the Company’s operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure, and to assess the financial performance of the Company’s assets and the Company without regard to capital structure or historical cost basis.
The following table provides a reconciliation of the GAAP measure of net income (loss) to adjusted EBITDAX for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2019	2018	2019	2018
Net income (loss)	$558	$(199)	$(234)	$773
Exploration and abandonments	26	10	90	36
Depreciation, depletion and amortization	488	406	1,431	1,033
Accretion of discount on asset retirement obligations	3	3	8	7
Impairments of long-lived assets	101	—	969	—
Non-cash stock-based compensation	20	23	67	58
(Gain) loss on derivatives	(397)	625	445	793
Net cash payments on derivatives	(7)	(44)	(57)	(238)
(Gain) loss on disposition of assets and other	(303)	5	(589)	(719)
Interest expense	46	46	141	103
Gain on equity method investments	—	—	(17)	(103)
RSP transaction costs	—	23	—	33
Income tax expense (benefit)	222	(69)	(25)	225
Adjusted EBITDAX	$757	$829	$2,229	$2,001

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Reconciliation of Net Cash Provided by Operating Activities to Operating Cash Flow ("OCF") Before Working Capital Changes
The Company provides OCF before working capital changes, which is a non-GAAP financial measure. OCF before working capital changes represents net cash provided by operating activities as determined under GAAP without regard to changes in operating assets and liabilities, net of acquisitions and dispositions as determined in accordance with GAAP. The Company believes OCF before working capital changes is an accepted measure of an oil and natural gas company’s ability to generate cash used to fund development and acquisition activities and service debt or pay dividends. This non-GAAP measure should not be considered as an alternative to, or more meaningful than, net cash provided by operating activities as an indicator of operating performance.
The following table provides a reconciliation from the GAAP measure of net cash provided by operating activities to OCF before working capital changes:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2019	2018	2019	2018
Net cash provided by operating activities	$665	$771	$2,067	$1,861
Changes in cash due to changes in operating assets and liabilities:
Accounts receivable	52	1	19	57
Prepaid costs and other	5	(7)	1	15
Inventory	(1)	9	(2)	12
Accounts payable	(11)	32	(16)	27
Revenue payable	25	(19)	20	(62)
Other current liabilities	(29)	(30)	(14)	(52)
Total working capital changes	41	(14)	8	(3)
Operating cash flow before working capital changes	$706	$757	$2,075	$1,858

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